Exhibit 3.19

BYLAWS

OF

R. BLACK, INC.

ARTICLE I

OFFICES

Section 1.              Principal Office. The principal office for the transaction of the business of the corporation shall be located in Las Vegas, County of Clark, State of Nevada. The Board of Directors is hereby granted full power and authority to change the principal office from time to time from one location to another in said county.

Section 2.              Other Offices. Branches or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDER

Section 1.              Place of Meetings. All meetings of shareholders shall be held either at the principal office of the corporation or at any other place within or outside of the State of Nevada which may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board or by the written consent of all shareholders entitled to vote thereat given either before or after the meeting and filed with the secretary of the corporation.

Section 2.              Annual Meetings. The annual meeting of shareholders shall be held on the 15th of January of each year at 10:00 o’clock a.m., except as otherwise may be determined by the Board of Directors, provided, however, that should said day fall upon a Saturday, a Sunday, or a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a Saturday, Sunday, or legal holiday. At such meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholder.

Section 3.              Special Meetings. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, the Secretary, the Board of Directors, or by one or more shareholders holding one half (1/2) of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given as provided for herein. Notices of any special meeting shall specify in addition to the place, day, and hour of such meeting, the purpose of the meeting. Unless all shareholders are present and consent, the business conducted at a special meeting of shareholders shall be limited to the noticed purposes.

Section 4.              Notices of Meetings. Written notice of any meeting shall be given to each shareholder entitled to vote either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated or if published at least once in some newspaper of general circulation in the county in which said principal office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before each annual meeting, shall specify the place, the day, and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute.

Section 5.              Adjourned Meetings and Notice Thereof. Any shareholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at the meeting, the holders of which are either present in person or represented by proxy thereat. In the absence of a quorum, no other business may be transacted at such meeting.

When any shareholders meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 6.              Voting. Unless a record date for voting purposes be fixed as provided in Section 1 of Article V of these Bylaws, then, but subject to the provisions of Nevada Revised Statutes §78.350, only persons in whose names shares entitled to vote standing on the stock records of the corporation on the day thirty (30) days prior to any meeting of shareholders shall be entitled to vote at such meeting. Such vote may be viva voce or by ballot, provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders unless otherwise specifically required by law, the Articles of Incorporation, or the Bylaws of this corporation. The majority vote of all shares represented at the meeting entitled to vote on the subject matter shall be the act of the shareholders unless a greater number of votes is otherwise required by the laws of the State of Nevada or the Articles or Bylaws of this corporation provided a quorum is present at the meeting.

Section 7.              Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.              Consent of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 9.              Proxies. As provided in Nevada Revised Statutes, §78.355, every person entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation, provided that no such proxy shall be valid after the expiration of six (6) months from the date of its execution unless coupled with an interest or unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 10.            Action by Consent. Any action that may be taken by a vote of the shareholders at a meeting may be taken without a meeting if authorized by the written consent of a majority of the shareholders holding voting power unless the provisions of the statutes or of the Articles require a greater proportion of voting power in which case such greater proportion of written consents shall be required.

ARTICLE III

DIRECTORS

Section 1.              Powers. Subject to limitation of the Articles of Incorporation, the Bylaws, and Chapter 78 of the Nevada Revised Statutes as to actions which shall be authorized or approved by the shareholders, and subject to the duties of the directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

First:  To select and remove all the other officers, agents, and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law or with the Articles of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

Second:  To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law or with the Articles of Incorporation or the Bylaws as they may deem best.

Third:  To change from time to time the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Article I, Section 1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Nevada as provided in Article I, Section 1 hereof; to designate any place within or without the State of Nevada for the holding of any shareholders meeting or meetings; and to adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth:  To authorize the issuance of shares of stock of the corporation from time to time upon such terms and for such consideration as may be lawful.

Fifth:  To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor in the corporation name promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefor.

Sixth:  To appoint an executive committee and other committees and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the corporation except the power to declare dividends and to adopt, amend, or repeal the Bylaws. The executive committee shall be composed of two (2) or more directors.

Section 2.              Number and Qualification of Directors. The authorized number of directors of the corporation shall be one (1). The number of directors may from time to time be increased to not more than five (5), or decreased to not less than one (1) by action of the Board of Directors.

Section 3.              Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. As provided in Nevada Revised Statutes, Section 78.340, all directors shall hold office until their respective successors are elected.

Section 4.              Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or special meeting of the shareholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5.              Place of Meeting. Meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, meetings shall be held at the principal office of the corporation.

Section 6.              Annual Meetings. Immediately following each annual meeting of shareholders as provided in Article II, Section 2, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

Section 7.              Other Regular Meetings. Regular meetings of the Board of Directors shall be held as determined by the Board, at such place and time as determined by the Board without the necessity of call or notice.

Section 8.              Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the president or, if he is absent or unable or refuses to act, by any vice-president or by any two (2) directors.

Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or if it is not so shown on such records, or is not readily ascertainable, at the place in which the meetings of directors are regularly held. In case such notice is mailed, telecopied or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telecopying, telegraphing, or delivering as provided above shall be due legal and personal notice to such director.

Section 9.              Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 10.            Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11.            Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation.

Section 12.            Adjournment. A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour, provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 13.            Fees and Compensation. Directors shall not receive any stated salary for their services as directors, but by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

Section 14.            Action Without Meeting. Any action required or permitted to be taken by the Board of Directors as provided in Nevada Revised Statutes, Section 78.315 and under these Bylaws may be taken without a meeting if all of the directors of the corporation shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the Minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

ARTICLE IV

OFFICERS

Section 1.              Officers. The officers of the corporation shall be a president, a secretary, and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

Section 2.              Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall die, resign, be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3.              Subordinate Officers, etc. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4.              Removal and Resignation. Any officer may be removed with or without cause by a majority of the directors at any time in office at any regular or special meeting of the Board or, in the case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.              Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6.              Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 7.              President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8.              Vice-President. In the absence or disability of the president, the vice-presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the vice-president designated by the Board of Directors, shall perform all the duties of the president; and when so acting, shall have all the duties of the president and shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or bylaws.

Section 9.              Secretary. The secretary shall keep or cause to be kept a book of minutes at the principal office or such other place as the Board of Directors may order of all meetings of directors and shareholders, with the time and place or holding, whether regular or special (and if special, how authorized), the notice thereof given, the names of those present at directors meetings, the number of shares present or represented at shareholders meetings, and the proceedings thereof.

The secretary shall keep or cause to be kept at the registered office, and at the principal office or at the office of the corporation’s transfer agent a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give or cause to be given notice of all of the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, provided, however, that in the event of the absence or disability of the secretary, such notice may be given by any other officer of the corporation, and he shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 10.            Treasurer. The treasurer shall keep and maintain or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors or in the absence of such designation as may be selected by the treasurer. The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the president or vice-president; shall make, sign, and endorse in the name of the corporation all checks, drafts, notes, and other orders for the direction of the Board of Directors, the president, and/or the vice-president; shall render to the president, vice-president, and directors whenever they request it an account of all of the transactions as treasurer and of the financial condition of the corporation; and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE V

MISCELLANEOUS

Section 1.              Record Date and Closing Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, entitled to receive any dividend or distribution or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be no more than sixty (60) days, nor less than ten (10) days, prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of a period not more than sixty (60) days, nor less than ten (10) days, prior to the date of a shareholders meeting, the date when the right to any dividend, distribution, or allotment of rights vest, or the effective date of any change, conversion, or exchange of shares.

Section 2.              Inspection of Corporate Records. The share register or duplicate share register, the books of account, and minutes of proceedings of the shareholders and the Board of Directors and of executive committees of directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate at any reasonable time and for a purpose reasonably related to his interests as a shareholder or as the holder of such voting trust certificate and shall be exhibited at any time when required by the demand at any shareholders meeting of ten (10%) percent of the shares represented at the meeting. Such inspection may be made in person or by agent or attorney and shall include the right to make extracts. Demand of inspection other than at a shareholders meeting shall be made in writing upon the president, secretary, assistant secretary, or general manager of the corporation.

Section 3.              Checks and Drafts. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by the treasurer and/or by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

Section 4.              Execution of Contracts. The Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer or officers, agent, or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

Section 5.              Certificate of Stock. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice-president and the secretary or an assistant secretary or be authenticated by facsimiles of the signatures of the president and secretary or by a facsimile of the signature of the president and the written signatures of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

Certificates for shares may be issued prior to full payments under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide, provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof

Section 6.              Representation of Shares of Other Corporations. The president and the secretary of this corporation are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

Section 7.              Inspection of Bylaws. The corporation shall keep in its principal office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE VI

AMENDMENTS

Section 1.              Powers of Shareholders. New Bylaws may be adopted, or these Bylaws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders except as otherwise provided by law or by the Articles of Incorporation.

Section 2.              Powers of Directors. Subject to the right of shareholders as provided in Section 1 of this Article VI to adopt, amend, or repeal Bylaws other than a Bylaw or amendment thereof changing the authorized number of directors may be adopted, amended, or repealed by the Board of Directors.

ARTICLE VII

INDEMNIFICATION

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability, and loss (including attorney’s fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article VII.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or as its representative in a partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ADOPTED AND APPROVED this 19th day of February, 1997.

/s/ Robert R. Black, Sr.
ROBERT R. BLACK, SR., Secretary

CERTIFICATE OF SECRETARY

The undersigned does hereby certify:

1.             That I am the duly elected and acting Secretary of R. Black, Inc., a Nevada corporation; and,

2.             That the foregoing Bylaws, comprising thirteen (13) pages, constitute the original Bylaws of said corporation as duly adopted at the organizational meeting of the Board of Directors thereof duly held on February 19, 1997

/s/ Robert R. Black, Sr.
ROBERT R. BLACK, SR., Secretary